Exhibit 10.1

AMENDMENT AND WAIVER AGREEMENT

This Amendment and Waiver Agreement dated as of May 28, 2025 (the “Agreement”) is by and between TruGolf Holdings, Inc., a Delaware corporation (the “Company”), and the investor signatory hereto (the “Holder”). Capitalized terms not defined herein shall have the meanings assigned to them in Exchange Agreement (as defined below).

WITNESSETH:

WHEREAS, reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated February 2, 2024, by and among the Company and the investors listed on the Schedule of Buyers (as defined in the Securities Purchase Agreement) attached thereto (each, a “Buyer” and collectively, the “Buyers”), pursuant to which the Holder purchased, among other things, (i) certain senior convertible notes (the “Original Notes”) and (ii) certain warrants to purchase shares of Common Stock (as defined in the Securities Purchase Agreement) (the “Original Warrants”, and collectively, the “Original Securities”).

WHEREAS, on April 22, 2025, the Holder and certain other Buyers (each, an “Other Holder, and collectively, the “Other Holders”) each entered into an Amendment and Exchange Agreement (each, an “Exchange Agreement”, and collectively, the “Exchange Agreements”) with the Company, pursuant to which such Buyer exchanged certain Original Securities for (i) certain shares of a new series of convertible preferred stock of the Company designated as Series A Preferred Stock, $0.0001 par value per share (the “New Preferred Stock”) and (ii) certain warrants to purchase shares of New Preferred Stock (the “New Preferred Warrants” and collectively with the New Preferred Stock, the “Exchange Securities”).

WHEREAS, the Company and the Holder desire to amend the Exchange Agreement to, among other things, (i) amend the Required Reserve Amount (as defined in the Exchange Agreement) and (ii) increase the number of authorized shares of Common Stock of the Company required pursuant the Stockholder Approval (as defined in Exchange Agreement).

WHEREAS, the Company desires to obtain a waiver, in part, of (i) Section 13(e) of the Original Notes and (ii) Sections 13(d) and 16(d) of the New Certificate of Designations, in each case to allow the Company to repurchase shares of the Company’s Class A Common Stock with an aggregate purchase price of up to $2 million in open market transactions (the “Limited Waiver”).

WHEREAS, concurrently herewith, the Company has also requested that each Other Holder, if any, enter into amendments in form and substance identical to this Agreement except for the payment of the Legal Fee Amount (as defined below) in accordance with Section 8 (each, an “Other Amendment”, and collectively, the “Other Amendments”).

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Amendments. Effective as of the Effective Date (as defined below), the Holder and the Company agree to amend the Exchange Agreement as follows:

a. The first sentence of Section 16 of the Exchange Agreement is hereby amended and restated as set forth below (additional language underlined) (the “Required Reserve Amendment”):

“So long as any portion of the New Preferred Shares remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (a) 100% of the maximum number of New Warrant Preferred Shares issuable upon exercise of the New Preferred Warrants and (b) (I) if prior to second (2nd) Business Day after the Stockholder Approval Date, 38,500,000 New Conversion Shares issuable upon conversion of the New Preferred Shares (clauses (a) and (b)(I) collectively, the “Effective Date Required Reserve Amount”) or (II) if on or after the second (2nd) Business Day after Stockholder Approval Date, 100% of the maximum number of the New Conversion Shares issuable upon conversion of the New Preferred Shares then outstanding (assuming for purposes hereof that (w) the Maximum Forced Exercise Share Amount (as defined in the New Preferred Warrants) of New Preferred Warrants have been exercised in full, (x) the New Preferred Shares are convertible at the Floor Price (as defined the New Certificate of Designations) then in effect, (y) dividends on the New Preferred Shares shall accrue through January 8, 2030 and will be converted in shares of Common Stock at a dividend conversion price equal to the Floor Price then in effect, and (z) any such conversion shall not take into account any limitations on the conversion of the New Preferred Shares set forth in the New Certificate of Designations but shall exclude any New Preferred Shares issuable upon the exercise of New Preferred Warrants which require the Company to deliver the consent and acknowledgement attached Exhibit B to the New Preferred Warrants) (clause (a) and (b)(II), collectively, the “Closing Date Required Reserve Amount”, and together with the Effective Date Required Reserve Amount, each a “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock or Series A Preferred Stock, as applicable, reserved pursuant to this Section 16 be reduced other than proportionally in connection with any conversion of the New Preferred Shares or exercise of any New Preferred Warrants, as applicable.”

(b) Section 18 of the Exchange Agreements is hereby amended to replace “500,000,000” with “650,000,000” (the “Stockholder Approval Amendment”, and together with the Required Reserve Amount Amendment, the “Amendments”).

2. Waiver. Effective as of the Effective Date, the Holder hereby agrees to the Limited Waiver in its capacity as a holder of one or more Original Notes and/or shares of New Preferred Stock.

3. Effective Date. Upon the Company’s receipt of the Other Amendments from the Other Holders, if any (the “Amendment Date”), the Amendments and the Limited Waiver shall be effective as of the date hereof (the “Effective Date”).

4. No Implied Waiver or Consent. Except for the specific waivers and amendments set forth above, nothing herein shall be deemed to be a consent to, amendment of or waiver of any covenant or agreement contained in the Transaction Documents, and all provisions contained in the such agreements shall remain in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date all references in the Exchange Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Exchange Agreement shall mean the Exchange Agreement as amended by this Agreement.

5. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Holder. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

6. Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any other amendment. Nothing contained herein or in any other amendment, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other amendment and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other amendment. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

7. Disclosure. The Company shall, on or before 9:30 a.m., New York City Time, on or prior to the first (1st) Business Day after the date of this Agreement, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Securities Act of 1934, as amended, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Holder shall not have (unless expressly agreed to the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no other Holder may bind the Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its subsidiaries.

8. Fees. The Company shall reimburse the Holder a nonaccountable amount of $[__] for the legal fees and expenses of Kelley Drye & Warren LLP counsel to the Holder, in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount by wire transfer of immediately available funds upon execution of this Agreement in accordance with the written instructions delivered to the Company (the “Legal Fee Amount”).

9. Miscellaneous Provisions. Section 9 of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

10. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

TruGolf Holdings, Inc.

By:
Name:
Title:

HOLDER:

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By:
Name:
Title: